Exhibit 1.1

EXECUTION VERSION
Essex Portfolio, L.P.
(a California limited partnership)

$400,000,000

3.000% Senior Notes due 2030

fully and unconditionally guaranteed by
Essex Property Trust, Inc.

July 29, 2019

Wells Fargo Securities, LLC 550 South Tryon Street Charlotte, North Carolina 28202	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	U.S. Bancorp Investments, Inc. 214 North Tryon Street, 26th Floor Charlotte, North Carolina 28202

As Representatives of the Several Underwriters listed on Schedule A hereto

Ladies and Gentlemen:

Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”), and Essex Property Trust, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. and each of the other underwriters named in Schedule A hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives (the “Representatives”), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $400,000,000 aggregate principal amount of 3.000% Senior Notes due 2030 (the “Notes”). The Notes are to be issued pursuant to an indenture dated on or about August 7, 2019 among the Operating Partnership, U.S. Bank National Association, as trustee (the “Trustee”), and the Company, as guarantor (the “Indenture”). This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this “Agreement.” The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantees” and together with the Notes, the “Securities”) in accordance with the terms of the Notes and the Indenture. Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”). Certain terms used in this Agreement are defined in Section 10 hereof.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Transaction Entities have prepared and previously delivered to you a preliminary prospectus supplement dated July 29, 2019 relating to the Securities and a related prospectus dated September 28, 2018 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Act” or “1933 Act”), are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Transaction Entities will prepare and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated July 29, 2019 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Transaction Entities have previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein (in each case including the Rule 430B Information) pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

1.          Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof, as of the Applicable Time referred to in Section 2 hereof and as of the Closing Time referred to in Section 2 hereof, and agree with each Underwriter, as follows:

A.          Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (C) at any time any Transaction Entity or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, each of the Transaction Entities was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Transaction Entities on such an “automatic shelf registration statement.” The Transaction Entities have not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of an automatic shelf registration statement. Any written communication that was an offer relating to the Securities made by the Transaction Entities or any person acting on either of their behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

B.          Compliance with Registration Requirements. Each of the Transaction Entities meet the requirements for use of Form S-3 under the 1933 Act, and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on September 28, 2018.

C.          Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that either of the Transaction Entities filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Time, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Time, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time prior to the Closing Time that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) the Pricing Term Sheet (as defined in Section 3(I) below), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 5(B) hereof.

At the respective times that the Registration Statement or any amendment thereto was filed, as of the earliest time after the filing of the Registration Statement that either Transaction Entity or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, each Transaction Entity was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation as to the foregoing, each Transaction Entity has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendment thereto and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

D.          Validity and Sufficiency of the Indenture and this Agreement. The Indenture will be, and this Agreement has been, duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto. The Indenture will be and the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 20, 2018, as amended (the “Operating Partnership Agreement”) is a valid and legally binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The Indenture has been duly qualified under the 1939 Act.

E.          Authorization of Issuance of Notes; Conformity with Applicable Laws.

(1)          Authorization of the Notes. The Notes have been duly authorized by the Operating Partnership, and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Operating Partnership, the Notes will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Time or that may be incurred thereafter.

(2)          Authorization of the Guarantees. The Guarantees have been duly authorized by the Company and, at the Closing Time, the notations of the Guarantee endorsed on the Notes issued at the Closing Time will have been duly executed by the Company and, when the Notes are issued and delivered in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; and (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, and such notations of the Guarantees will be in the form contemplated by the Indenture. With respect to the Company, the Guarantees will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Time or that may be incurred thereafter.

F.          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement.

G.          Offering Materials. Without limitation to the provisions of Section 11 hereof, neither of the Transaction Entities have distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 11).

H.          No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Entities and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business: and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities (except for regular quarterly dividends publicly announced by the Guarantor or quarterly distributions related to such dividends, made by the Operating Partnership) or (except for dividends paid to the Transaction Entities or other subsidiaries) any of their subsidiaries on any class of capital stock or repurchase or redemption by the Transaction Entities or any of their subsidiaries of any class of capital stock.

I.          Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Act, the rules and regulations under the Act (the “Securities Act Regulations”), the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), and the Public Company Accounting Oversight Board (United States).

J.          Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated within the Registration Statement, the General Disclosure Package and the Prospectus fairly present the consolidated financial position of each of the Transaction Entities and their consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, and the supporting schedules relating thereto included in or incorporated in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information required to be stated therein. Any interactive data in eXtensible Business Reporting Language included or incorporated in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. All non-GAAP financial measures included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act Regulations to the extent such rules are applicable to such financial statements. Other than the historical financial statements and financial statement schedule relating thereto included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, no other historical or pro forma financial statements (or supporting schedules) are required by the Act or the Securities Act Regulations to be included therein or in any document required to be filed with the Commission under the Exchange Act or the Exchange Act Regulations. The financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration Statement, the General Disclosure Package and the Prospectus.

K.          Company Formation; Good Standing; Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Indenture, and the Company is duly qualified to do business as a foreign corporation in good standing in California, Washington and all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions (other than the State of California or the State of Washington) where the failure to so qualify would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

L.          Significant Subsidiaries Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership and each other significant subsidiary of the Company (as defined in Rule 1-02 (w) of the Commission’s Regulation S-X), if any, have been duly formed and are validly existing as a limited partnership or other entity in good standing under the laws of the jurisdiction of their organization. The Operating Partnership and each other significant subsidiary, if any, are duly qualified to do business and are in good standing in all other jurisdictions in which their ownership or lease of property or the conduct of their business requires such qualification, except where the failure to so qualify would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, and have all power and authority necessary to own their properties and conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Operating Partnership, to enter into and perform its obligations under this Agreement and the Indenture. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”). The Operating Partnership Agreement is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(a)          Subsidiary Formation; Good Standing; Qualification; Liens; Pre-Emptive Rights. The Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (each, a “Subsidiary” and together the “Subsidiaries”), other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since December 31, 2018.

M.          Capital Stock Matters. The authorized capital stock of the Company is in all material respects as set forth in the Company’s most recent Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, the Operating Partnership or any of the Subsidiaries other than those accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

N.          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Transaction Entities nor the Subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which any Transaction Entity or Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement and the Indenture by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and Prospectus under “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Transaction Entities or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Transaction Entities or any Subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Transaction Entities’ execution, delivery and performance of this Agreement and the Indenture and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or made by the Transaction Entities and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

O.          No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Transaction Entities’ knowledge, threatened (i) against or affecting the Transaction Entities or any Subsidiary which has as the subject thereof any officer or director of, or property owned or leased by, the Transaction Entities, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such Transaction Entity or Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Indenture. No material labor dispute with the employees of the Transaction Entities or any Subsidiary exists or, to the best of the Transaction Entities’ knowledge, is threatened or imminent.

P.          All Necessary Permits, etc. The Transaction Entities and the Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Change, and neither Transaction Entity nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

Q.          Tax Law Compliance. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all necessary federal, state, local and foreign income, property and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(J) above in respect of all federal, state, local and foreign income, property and franchise taxes for all periods as to which any tax liability has not been finally determined.

R.          Company is a REIT. Commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust,” (a “REIT”) and its organization and proposed method of operation will enable it to continue to meet the requirements for the qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

S.          Company Not an “Investment Company”. The Transaction Entities have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither of the Transaction Entities is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will be, an “investment company” within the meaning of Investment Company Act and each Transaction Entity will conduct its business in a manner so that it will not become subject to the Investment Company Act.

T.          Insurance. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Transaction Entities and the Subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business for which it is engaged including, but not limited to, policies covering real and personal property owned or leased by the Transaction Entities and the Subsidiaries against theft, damage, destruction and acts of vandalism. The Transaction Entities have no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

U.          Related Party Transactions. There are no business relationships or related-party transactions involving the Transaction Entities or any Subsidiary or any other person required to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

V.          Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and Exchange Act Regulations, as applicable, in effect at the time of the filing, and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

W.          No Unlawful Contributions or Other Payments. Neither Transaction Entity nor any Subsidiary or, to the knowledge of the Transaction Entities, any Subsidiary or any director, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any Subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

X.          Transaction Entity’s Accounting Systems. Each Transaction Entity maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of the earliest fiscal year of the Transaction Entities for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the internal control over financial reporting of the Transaction Entities (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the internal control over financial reporting of the Transaction Entities and, since the end of the earliest fiscal year of the Transaction Entities for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the internal control over financial reporting of the Transaction Entities that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Transaction Entities. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Transaction Entities in the reports that they are required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and accumulated and communicated to the management of each of the Transaction Entities, including its respective principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The independent public accountants of the Transaction Entities and the audit committee of the board of directors of each of the Transaction Entities have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the internal control over financial reporting of the Transaction Entities and of all fraud, if any, whether or not material, involving management or other employees who have a role in the internal controls of the Transaction Entities, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Transaction Entities included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

Y.          Title to Properties. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not result in a Material Adverse Change: (i) all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus are owned with good and marketable title by the Transaction Entities or the Subsidiaries and/or a joint venture or partnership in which any such party is a participant (a “Related Entity”); (ii) all of the leases under which any of the Transaction Entities, Subsidiaries, or, to the knowledge of the Transaction Entities, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, Related Entities is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Transaction Entities, Subsidiaries or Related Entities which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (iv) neither the Transaction Entities, the Subsidiaries or to the knowledge of the Transaction Entities, Related Entities, nor any lessee of any portion of any such party’s properties, is in default under any of the leases pursuant to which any of the Transaction Entities, Subsidiaries, or, to the knowledge of the Transaction Entities, Related Entities leases its properties and neither the Transaction Entities, Subsidiaries or, to the knowledge of the Transaction Entities, Related Entities, knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Transaction Entities, Subsidiaries or, to the knowledge of the Transaction Entities, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of the Transaction Entities, Subsidiaries or, to the knowledge of the Transaction Entities, Related Entities, complies with all applicable codes and zoning laws and regulations; and (vii) neither the Transaction Entities, Subsidiaries or, to the knowledge of the Transaction Entities, Related Entities, has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Transaction Entities, Subsidiaries or Related Entities.

Z.          Title Insurance. Title insurance in favor of the mortgagee or the Transaction Entities, Subsidiaries, and/or their Related Entities is maintained with respect to each property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not result in a Material Adverse Change.

AA.      No Convertible Mortgages. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible nor does any of the Transaction Entities or Subsidiaries hold a participating interest therein.

BB.      Valid Partnerships. Each of the partnership and joint venture agreements to which the Transaction Entities or any Subsidiary is a party, and which relates to real property described in the Registration Statement, the General Disclosure Package and the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree, except for such breaches or defaults that would not result in a Material Adverse Change.

CC.      Hazardous Materials. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or any Subsidiary has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal, of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would result in a Material Adverse Change; and in connection with the construction on or operation and use of the properties owned by the Transaction Entities or any Subsidiary, each of the Transaction Entities represents that it has no knowledge of any material failure to comply with all applicable foreign local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for such failures that would not result in a Material Adverse Change.

DD.      Compliance with Environmental Laws. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i)  none of the Transaction Entities or the Subsidiaries are in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Entities or the Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Transaction Entities or any of the Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Transaction Entities or Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which a Transaction Entity or Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Transaction Entities or the Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Transaction Entities’ knowledge, threatened against any Transaction Entity or Subsidiary or any person or entity whose liability for any Environmental Claim the Transaction Entities or Subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the best of the Transaction Entities’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against any Transaction Entity or Subsidiary or against any person or entity whose liability for any Environmental Claim a Transaction Entity or Subsidiary has retained or assumed either contractually or by operation of law.

EE.       Environmental Compliance. The description set forth under the caption “Risks Related to Our Real Estate Investments and Operations—The Company’s portfolio may have environmental liabilities” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accurately describes the Transaction Entities’ analysis of the compliance of their and the Subsidiaries’ properties with Environmental Laws. On the basis of such analysis and the amount of its established reserves, the Transaction Entities have reasonably concluded that the costs and liabilities associated with the Transaction Entities’ and Subsidiaries’ properties’ compliance with Environmental Laws would not reasonably be likely, individually or in the aggregate, to result in a Material Adverse Change.

FF.       Brokers. Except as set forth in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Transaction Entities any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Indenture, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities pursuant to this Agreement.

GG.      No Officer or Director Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Transaction Entities to or for the benefit of any of the officers or directors of the Transaction Entities or any of the members of any of them.

HH.     No Reliance. The Company has not relied upon the Representatives or Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Securities and consummation of the transactions contemplated by this Agreement and the Indenture.

II.         Compliance with Laws. The Transaction Entities have not been advised, and have no reason to believe, that they and each of the Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

JJ.        OFAC. Neither the Transaction Entities nor any of the Subsidiaries nor any director or officer of the Transaction Entities or any of the Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate, employee or person acting on behalf of the Transaction Entities or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the fact that sanctions are administered and enforced by many arms of the U.S. government. the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria; and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

KK.      Money Laundering Laws. The operations of the Transaction Entities and the Subsidiaries are conducted in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suite or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities and the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

LL.        Unlawful Payments. Neither the Transaction Entities nor any of the Subsidiaries nor any director or officer of the Transaction Entities or any of the Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate, employee or person acting on behalf of the Transaction Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

MM.      Description of the Securities, the Guarantees and the Indenture. The Securities, the Guarantees and the Indenture conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

NN.       Intellectual Property Rights. The Transaction Entities and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

OO.      Cybersecurity.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus,  (a) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (b) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (c) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (a) and (b), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Change, or with respect to clause (c), where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

PP.         Use of Proceeds. The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Securities in accordance with the description set forth in the Pre-Pricing Prospectus and the Prospectus under the heading “Use of Proceeds.”

QQ.      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership and the Subsidiaries or any of such entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

RR.      Absence of Manipulation. The Transaction Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

SS.        Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither of the Transaction Entities is the subject of a pending proceeding under Section 8A of the 1933 Act. The Transaction Entities have provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Transaction Entities or their legal counsel or accountants, and of any transcripts made by the Transaction Entities, their legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein or any amendments or supplements to any of the foregoing and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

2.          Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Operating Partnership agree to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Operating Partnership, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter at a price equal to 97.982% of the principal amount thereof.

The Company and the Operating Partnership will deliver the Securities to the Representatives for the accounts of the Underwriters, through the facilities of DTC unless the Representatives shall otherwise instruct, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank specified in writing to the Representatives by the Company by 10:00 a.m., New York time, on August 7, 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Time.”

3.          Certain Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership agree with the several Underwriters that:

A.        Delivery of Registration Statements. The Company and the Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

B.         Delivery of Prospectuses. The Company and the Operating Partnership have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

C.         Compliance with Securities Regulations and Commission Requests. The Company and the Operating Partnership, subject to Section 3(J), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company or the Operating Partnership shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

D.         Continued Compliance with Securities Laws. The Company and the Operating Partnership will comply with the 1933 Act, the 1933 Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company or the Operating Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company and the Operating Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company and the Operating Partnership will promptly notify the Representatives of their intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(J) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company and the Operating Partnership will use their best efforts to have such amendment declared or become effective as soon as practicable and the Company and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company or the Operating Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company or the Operating Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Operating Partnership will promptly notify the Representatives of such event or condition and of their intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company or the Operating Partnership as aforesaid, the Company and their Operating Partnership will promptly notify the Representatives of their intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(J) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

E.          Rule 158. The Company and the Operating Partnership will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

F.          Reporting Requirements. The Company and the Operating Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Exchange Act Regulations within the time periods required by the Exchange Act and the Exchange Act Regulations.

G.          Preparation of Prospectus. Immediately following the execution of this Agreement, the Company and the Operating Partnership will, subject to Section 3(J) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

H.         New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company and the Operating Partnership will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representatives when such filing has been made. If the Company or the Operating Partnership is no longer eligible to file an automatic shelf registration statement, the Company and the Operating Partnership will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Operating Partnership will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall object. In any such case, the Company and the Operating Partnership will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new registration statement from and after the time it is filed with the Commission, mutatis mutandis.

I.          Pricing Term Sheet. The Company and the Operating Partnership will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Schedule B and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 not later than the date of first use thereof; provided that the Company and the Operating Partnership shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

J.         Filing of Amendments. The Company and the Operating Partnership will advise each Underwriter promptly of any proposal to amend or supplement the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations (“Exchange Act Filings”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. Neither the consent of the Underwriters, the Underwriters’ delivery of any such amendment or supplement, nor the furnishing to the Underwriters of any such Exchange Act Filings shall constitute a waiver of any of the conditions set forth in Section 4 hereof. The Company and the Operating Partnership will prepare the Pricing Supplement, in form and substance satisfactory to the Representatives, and shall furnish prior to the Applicable Time to each Underwriter, without charge, as many physical or electronic copies of the Pricing Supplement as such Underwriter may reasonably request.

K.          Qualification of Securities for Offer and Sale. The Company and the Operating Partnership will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain a valid exemption for the Securities to be offered and sold, under the applicable securities laws, including real estate syndication laws, of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications and exemptions in effect as long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that neither the Company nor the Operating Partnership shall be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company and the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

L.          DTC. The Company and the Operating Partnership will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

M.         Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by the Operating Partnership from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

N.          Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Time, neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or contract to dispose of, or file a registration statement under the Act or prospectus supplement with respect to any outstanding registration statement with the Commission with respect to, any debt securities of the Company, the Operating Partnership or any of their respective subsidiaries substantially similar to the Securities or any other securities convertible into or exercisable or exchangeable for the Securities or debt securities similar to the Securities.

O.        Notification of Certain Events. Prior to the Closing Time, each of the Company and the Operating Partnership will notify the Underwriters in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete.

P.          REIT Qualification. The Company will use its best efforts to maintain its qualification as a REIT under the Code.

Q.         Compliance with Laws. Until the offering of the Securities is complete, the Company will (1) comply with all provisions of the Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

R.          Investment Company. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

4.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities at the Closing Time will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

A.        Effectiveness of Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Transaction Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company or the Operating Partnership of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

B.          Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

C.         Accountant’s Letter. The Representatives shall have received a letter at the time of execution of this Agreement of KPMG LLP in the form approved by the Representatives before the execution of this Agreement, with respect to the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic roadshow) and the Prospectus and any amendments or supplements to any of the foregoing, which shall include substantially the following statements:

(1)          they are an independent registered public accounting firm with respect to the Company and the Operating Partnership within the meaning of the Act, the Securities Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(2)          in their opinion the Company’s and the Operating Partnership’s consolidated financial statements and related financial statement schedules examined by them and included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, comply as to form in all material respects with the applicable accounting requirements of the Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations;

(3)          if applicable, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the Company’s unaudited financial statements, if any, included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing;

(4)          on the basis of the review referred to in clause (3) above, a reading of the latest available interim financial statements of the Company and the Operating Partnership, inquiries of officials of the Company who have responsibility for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:

(a)          the unaudited financial statements, if any, included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations or that any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

(b)          (i) at the date of the latest available consolidated balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was: (aa) any change in the capital stock of the Company, any increase in consolidated indebtedness or any decrease in consolidated stockholders’ equity of the Company and its subsidiaries as compared with amounts shown on the latest consolidated balance sheet of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing; or (bb) any change in the general partner units, any increase in consolidated indebtedness or any decrease in general partner capital of the Operating Partnership and its subsidiaries as compared with amounts shown on the latest consolidated balance sheet of the Operating Partnership included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing; or (ii) for the period covered by the latest available consolidated income statement read by such accountants, and for the period beginning on the date immediately subsequent to the end of such period and ending on a subsequent specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding periods of the previous year, in consolidated revenue from rental operations, net income, or diluted net income available to common stockholders/unitholders per common share/unit of the Company/Operating Partnership except in all cases set forth in clauses (i) or (ii) for changes, increases or decreases which the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, disclose have occurred or may occur;

(5)          they have read the unaudited pro forma financial statements, if any, included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing and inquired of certain officials of the Company who have responsibility for financial and accounting matters and proved the arithmetic accuracy of the application of the pro forma adjustments, and on the basis of the procedures, nothing came to their attention that caused them to believe that the pro forma financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Regulations or that the pro forma adjustments have not been properly applied; and

(6)          they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation and to the extent that dollar amounts, percentages and other financial information included in such analysis or computation are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system) with such general accounting records and have performed other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such general accounting records, except as otherwise specified in such letter.

D.          Subsequent Events. Subsequent to the execution and delivery of this Agreement, and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, there shall not have occurred:

(1)          any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Transaction Entities and the Subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities;

(2)          any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market;

(3)          any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;

(4)          any suspension of trading of any securities of the Transaction Entities on any exchange or in the over-the-counter market;

(5)          any banking moratorium declared by U.S. federal or New York state authorities;

(6)          any major disruption of settlements of securities or clearance services in the United States;

(7)          any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the sole judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale and delivery of the Securities; or

(8)          any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Transaction Entities or Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for the purposes of Section 3(a)(62) under the Exchange Act.

E.          Issuer’s Counsel’s Opinion. The Representatives shall have received opinion letters, dated as of the Closing Time, of Latham & Watkins LLP, as legal and tax counsel for the Company, and of Venable LLP, as Maryland legal counsel for the Company, the forms of which are attached as Exhibit A, A-1 and A-2, respectively.

F.          Underwriters’ Counsel’s Opinion. At the Closing Time, the Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion and other letters, dated as of the Closing Time, with respect to such matters as the Representatives may require, and the Transaction Entities shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

G.          Officers’ Certificates. Each Transaction Entity shall have furnished the Representatives a certificate, dated as of the Closing Time, of its, or its general partner’s or managing member’s chief executive officer(s) or chief financial officer and any vice president in which such officers shall state that, to the best of their knowledge after reasonable investigation:

(1)          the representations and warranties of the Transaction Entities set forth in this Agreement are true and correct;

(2)          the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Time;

(3)          since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no Material Adverse Change, whether or not arising in the ordinary course; and

(4)          no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, as applicable, are contemplated by the Commission and the Commission has not notified the Company or the Operating Partnership, as applicable, of any objection to the use of the form of the Registration Statement, and to the effect set forth in Section 4(D)(8) above.

H.         Accountant’s Letter. The Representatives shall have received a letter, dated as of the Closing Time, of KPMG LLP which meets the requirements of Section 4(C), except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Time, as applicable, for the purposes of this subsection.

I.           Indenture. At or prior to the Closing Time, each of the Company, the Operating Partnership and the Trustee shall have executed and delivered the Indenture.

J.          Satisfaction of Other Conditions. At the Closing Time, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

K.         Satisfaction of Underwriters’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

L.         Copies of Documents; Waiver of Compliance. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

5.           Indemnification and Contribution.

A.         The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls such Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any related preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 5(B) below.

B.         Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or in any related preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each of the Underwriters consists of (i) the first three sentences of the third paragraph under the caption “Underwriting—Conflicts of Interest” in the Pre-Pricing Prospectus and the Prospectus related to the public offering price, concession and reallowance, (ii) the third sentence of the fourth paragraph under the caption “Underwriting—Conflicts of Interest” in the Pre-Pricing Prospectus and the Prospectus related to the Underwriters’ intention to make a market in the Notes, and (iii) the fifth and sixth paragraphs under the caption “Underwriting—Conflicts of Interest” in the Pre-Pricing Prospectus and the Prospectus related to stabilization, covering transactions and penalty bids appearing.

C.          Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 5(A) or 5(B) above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 5(A) or 5(B) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material substantive rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from their own counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party.

D.          If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 5(A) or 5(B) above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 5(A) or 5(B) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and one or more of the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total discounts and commissions received by the Underwriters under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 5(D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5(D). Notwithstanding the provisions of this Section 5(D), no Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) shall be required to contribute any amount in excess of the discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 5(D) to contribute are several in proportion to their respective obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.

E.          The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transaction Entities, to each officer and to each person, if any, who controls the Transaction Entities within the meaning of the Act.

6.          Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder at the Closing Time and the total principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase at the Closing Time, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Time, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase at the Closing Time. If any Underwriter or Underwriters so default and the total principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase at the Closing Time and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5 above. Nothing herein will relieve a defaulting Underwriter from liability for its default. In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 6.

7.          Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (1) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of the foregoing; (2) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus, or any amendment or supplement thereto and any costs associated with electronic delivery of any of the foregoing; (3) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any Blue Sky memoranda, this Agreement and the Indenture and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (4) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (5) the filing fees and reasonable attorneys’ fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Securities; (6) the cost of issuing and delivering the Securities, including printing costs; (7) the costs and charges of the Trustee, any other trustee, transfer agent or registrar; (8) the cost of all transfer taxes, if any, imposed in connection with the issuance and delivery of the Securities to the respective Underwriters; and (9) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in any “roadshow” for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

8.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and Section 7 and the respective obligations of the Transaction Entities and the Underwriters pursuant to Section 5 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 3 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 6 or the occurrence of any event specified in Sections 4(D)(2), 4(D)(3), 4(D)(5), 4(D)(6), or 4(D)(7), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

9.          Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile (704) 410-0326; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Facsimile: (212) 834-6081; U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: High Grade Syndicate, Facsimile: (877) 774-3462; or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403, Facsimile: (650) 655-7810, attention: Angela Kleiman, Executive Vice President and Chief Financial Officer, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Facsimile: (858) 523-5450, attention: Craig Garner, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 5 will be mailed, delivered or emailed and confirmed to such Underwriter.

10.         Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 2:30 p.m. (New York City time) on July 29, 2019 or such other time as agreed by the Company and the Representatives.

“Company Documents” means (i) all Existing Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which either of the Transaction Entities or any of their subsidiaries is a party or is bound or to which any of the property or assets of either of the Transaction Entities or any of their subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Transaction Entities and their subsidiaries taken as a whole.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company or the Operating Partnership, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit D hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or the Operating Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the registration statement of the Company and the Operating Partnership on Form S–3 (Registration Nos. 333-227600 and 333-227600-01) as amended; including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b)” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Transaction Documents” means this Agreement, the Indenture and the Securities, collectively.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information, prior to the execution and delivery of this Agreement which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Exchange Act upon or after the execution and delivery of this Agreement which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

11.         Permitted Free Writing Prospectuses. Each of the Transaction Entities represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Transaction Entities and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company or the Operating Partnership, whether or not required to be filed with the Commission; provided that the prior written consent of the Transaction and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Schedule C hereto and to any electronic road show in the form previously provided by the Transaction Entities to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Operating Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule C hereto are Permitted Free Writing Prospectuses.

12.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

13.        No Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or its stockholders, partners, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Operating Partnership, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted with their own legal, accounting, regulatory and tax advisors to the extent the Company and the Operating Partnership deemed appropriate.

14.        Research Analyst Independence. The Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Transaction Entities and/or the offering that differ from the views of their respective investment banking divisions. The Transaction Entities hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions. The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.         Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.        Applicable Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. Each of the Company and the Operating Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.        Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its partners, stockholders, members, and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

19.         Recognition of the U.S. Special Resolution Regimes.

A.          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

B.         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

C.          For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof; whereupon it will become a binding agreement between the Operating Partnership, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ESSEX PORTFOLIO, L.P.

By:	Essex Property Trust, Inc., its General Partner

By:	/s/ Anne Morrison
Name: Anne Morrison
Title: Deputy General Counsel, Group Vice President

ESSEX PROPERTY TRUST, INC.

By:	/s/ Anne Morrison
Name: Anne Morrison
Title: Deputy General Counsel, Group Vice President

[Signature Page to Essex Portfolio, L.P. and Essex Property Trust, Inc. Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

For themselves and the other several Underwriters named in Schedule A.

[Signature Page to Essex Portfolio, L.P. and Essex Property Trust, Inc. Underwriting Agreement]

Schedule A

Underwriters

Name of Underwriter	Principal Amount of Securities
Wells Fargo Securities, LLC	$58,800,000
Citigroup Global Markets Inc.	$52,400,000
J.P. Morgan Securities LLC	$52,400,000
U.S. Bancorp Investments, Inc.	$52,400,000
Jefferies LLC	$40,000,000
MUFG Securities Americas Inc.	$40,000,000
Barclays Capital Inc.	$15,200,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$15,200,000
BNP Paribas Securities Corp.	$15,200,000
Mizuho Securities USA LLC	$15,200,000
Capital One Securities, Inc.	$14,400,000
Regions Securities LLC	$14,400,000
Scotia Capital (USA) Inc.	$14,400,000
Total	$400,000,000

Schedule B

Essex Portfolio, L.P.
$400,000,000 3.000% Senior Notes due 2030
fully and unconditionally guaranteed by
Essex Property Trust, Inc.

Issuer:	Essex Portfolio, L.P.

Guarantor:	Essex Property Trust, Inc.

Principal Amount:	$400,000,000

Trade Date:	July 29, 2019

Settlement Date:	August 7, 2019 (T+7)

Maturity Date:	January 15, 2030

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2020

Benchmark Treasury:	UST 2.375% due May 15, 2029

Benchmark Treasury Price / Yield:	102-26+ / 2.055%

Spread to Benchmark Treasury:	T+110 basis points

Yield to Maturity:	3.155%

Coupon:	3.000% per annum

Price to Public:	98.632% of the Principal Amount, plus accrued interest, if any, from the Settlement Date if settlement occurs after the Settlement Date

Optional Redemption Provisions:
Prior to October 15, 2029, make-whole call as set forth in the preliminary prospectus supplement at Treasury +20 basis points

On or after October 15, 2029, the redemption price will be 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, as set forth in the preliminary prospectus supplement

CUSIP / ISIN:	29717P AU1 / US29717PAU12

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc. Jefferies LLC MUFG Securities Americas Inc.

Senior Co-Managers:	Barclays Capital Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC

Co-Managers:	Capital One Securities, Inc.
Regions Securities LLC
Scotia Capital (USA) Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) Wells Fargo Securities, LLC toll free at 1-800-645-3751, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, or (iv) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

Schedule C

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.          Pricing Term Sheet containing the terms of the Securities, substantially in the form of Schedule B hereto.